CONSENT OF BEFUMO & SCHAEFFER PLLC

We consent to the reference to our firm under the caption “INTERESTS OF NAMED EXPERTS AND COUNSEL” as counsel to Issuer in connection with the assignments of, and patent applications relating to the inventions aforementioned in our opinion letter dated March 20, 2015. Furthermore, we consent to the inclusion of our opinion letter to be attached as an exhibit to Amendment No. 7 to the Registration Statement ( Form S-1 No. 333-198528) and related Prospectus of Issuer.

/s/ Andrew Befumo

Andrew Befumo

April 29, 2015